EXHIBIT 23.1


                          SCHUMACHER & ASSOCIATES, INC.
                          CERTIFIED PUBLIC ACCOUNTANTS
                         2525 FIFTEENTH STREET, SUITE 3H
                                DENVER, CO 80211



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of Del Mar Income Partners, Ltd. on Amendment No. 2 to Form S-11, of our report dated January 20, 2005, relating to the financial statements of Del Mar Income Partners, Ltd. for the year ended December 31, 2004 and the period from November 4, 2003 (inception) through December 31, 2003, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the prospectus.




/s/ Schumacher & Associates, Inc.
---------------------------------
Schumacher & Associates, Inc.
Denver, Colorado

June 13, 2005